Exhibit 21.1


                                Jurisdiction of           Percentage Owned
       Subsidiaries             Incorporation             by Registrant
       ------------             ---------------           ----------------

       Cardiosonix Ltd.             Israel                      100%
    Cira Biosciences, Inc.       Delaware, USA                   90%